Switch Announces First Quarter 2021 Financial Results
Revenue of $130.9 million, Net Income of $24.4 million, and Adjusted EBITDA of $73.4 million

LAS VEGAS, NV — May 10, 2021 — Switch, Inc. (NYSE: SWCH) (“Switch”) today announced financial results for the quarter ended March 31, 2021.

“Switch sustained its robust sales momentum in the first quarter of 2021 as our team continues to execute favorably, achieving a record revenue backlog for the second consecutive quarter,” said Rob Roy, Founder and CEO of Switch. “Overall customer demand remains elevated across the Prime footprint and we are continuing our accelerated efforts to bring on additional inventory with a highly active construction pipeline. The recently announced agreement to acquire Data Foundry and launch of our Fifth Prime Campus in Texas will help to address near-term supply constraints while expanding our addressable market longer term, along with the strategic benefits of broadening Switch’s Fortune 500 customer base and geographic reach.”

First Quarter 2021 Financial Results
•Total revenue of $130.9 million, compared to $128.1 million for the same quarter in 2020, an increase of 2%. Revenue growth was negatively impacted by 330 basis points due to a $4.0 million decrease in non-recurring fiber revenue, compared to the year ago quarter.
•Income from operations of $24.2 million, an increase of 15% compared to $21.0 million for the year ago quarter.
•Net income of $24.4 million, compared to a net loss of $3.5 million for the same quarter in 2020. Net income in the first quarter of 2021 includes a $5.4 million gain from the sale of our ownership interest in the international joint venture that held an equity interest in the SUPERNAP Italia data center, a $3.2 million gain on interest rate swaps, and a $2.8 million non-recurring license fee allowing our technology and patents to be used for data centers in the Kingdom of Saudi Arabia.
•Net income per diluted share in the first quarter of 2021 was $0.09 and adjusted net income per diluted share was $0.08.
•Adjusted EBITDA of $73.4 million, compared to $61.5 million for the same quarter in 2020, an increase of 19%. Adjusted EBITDA margin was 56.1%, compared to 48.0% in the year ago period. Adjusted EBITDA benefitted from $2.8 million in non-recurring license fee income, which increased Adjusted EBITDA margin by 210 basis points.
•Capital expenditures of $100.4 million, compared to $80.9 million for the same quarter in 2020. Maintenance capital expenditures were $2.1 million, or 1.6% of total revenue.
•Signed total contract value of $117 million, representing annualized revenue of $37 million at full deployment, including $18 million of incremental recurring revenue.

“Switch had a strong start to 2021, with our teams making favorable progress toward key strategic priorities including sales execution, construction, and customer installations,” said Thomas Morton, President of Switch. “We are excited for the next chapter of Switch’s domestic expansion efforts with the execution of the agreement to acquire Data Foundry, which will provide a tremendous platform for growth as we launch our Fifth Prime Campus in Texas.”

“We are pleased with our solid first quarter performance, particularly our improving margin profile as the Prime locations increase in scale,” said Gabe Nacht, CFO of Switch. “We are also encouraged by the continued growth in our sales pipeline and booked-not-billed backlog, which improves visibility toward accelerated revenue growth as we progress through the year.”

Balance Sheet and Liquidity
As of March 31, 2021, Switch’s total debt outstanding, including finance lease liabilities, net of cash and cash equivalents was $1.0 billion, resulting in a net debt to Q1 2021 annualized Adjusted EBITDA(1) ratio of 3.4x. As of March 31, 2021, Switch had liquidity of $538.9 million, including cash and cash equivalents and availability under its revolver.
________________________________________
(1)    Annualized Adjusted EBITDA is calculated as first quarter 2021 Adjusted EBITDA multiplied by four.

Capital Expenditures and Development
Capital expenditures for the first quarter totaled $100.4 million, including maintenance capital expenditures of $2.1 million, or 1.6% of total revenue. Growth capital expenditures, excluding land purchases, were $98.3 million for the first quarter of 2021, compared to $78.9 million in the same period last year.

During the quarter ended March 31, 2021, Switch invested (i) $59.6 million for data center construction and improvements in The Citadel Campus, primarily related to increased power and cooling capacity, the ongoing construction of a new sector scheduled for Q3 2021, and site work for the TAHOE RENO 2 facility scheduled to open in Q1 2023; (ii) $23.4 million in The Core Campus for continued construction of the LAS VEGAS 15 data center shell and site preparation for LAS VEGAS 14 and 16; (iii) $16.0 million in The Keep Campus for additional power, cooling, and tenant improvements at ATLANTA 1 and site preparation for the ATLANTA 3 data center scheduled to open in Q2 2023; and (iv) $1.4 million in The Pyramid Campus for equipment upgrades and incremental power and cooling capacity.

Dividend
Switch today announced that its Board of Directors has declared a cash dividend of $0.05 per share of Switch’s Class A common stock. The dividend will be payable on June 4, 2021 to all stockholders of record as of the close of business on May 25, 2021. Prior to the payment of this dividend, Switch, Ltd. will make a cash distribution to all holders of record of common units of Switch, Ltd., including Switch, of $0.05 per common unit.

Future declarations of dividends are subject to the determination and discretion of Switch’s Board of Directors based on its consideration of many factors, including Switch’s results of operations, financial condition, capital requirements, restrictions in Switch, Ltd.’s debt agreements, and other factors that Switch’s Board of Directors deems relevant.

Recent Business Highlights
•Announced the launch of Switch’s Fifth Prime Campus in Texas and agreed to acquire Data Foundry for $420 million in an all-cash transaction. The acquisition is expected to close in June 2021, subject to regulatory approval and customary closing conditions.
•Switch published its 2020 Environmental, Social and Governance Report in April, highlighting the company’s leadership and innovation across the spectrum of environmental stewardship, social commitment, and sound corporate governance. The report was prepared in accordance with GRI, TCFD, and SASB reporting frameworks.
•Executed a 5-megawatt expansion order with a Fortune 100 semiconductor manufacturer in The Citadel Campus totaling $7 million in annualized revenue and $38 million in contract value.
•Signed a multi-year renewal and expansion order totaling over $9 million in contract value with a Fortune 500 biotechnology firm at The Core Campus.
•An existing cloud computing customer at The Core Campus executed a 2-megawatt expansion option totaling $6 million of incremental contract value.
•Signed a colocation expansion order with a leading regional banking customer at The Pyramid Campus totaling more than $4 million in contract value.
•In February 2021, Switch sold its ownership interest in the international joint venture that held an equity interest in the SUPERNAP Italia data center and recognized a gain on sale of $5.4 million. In addition, in connection with the sale, Switch acquired a 30% direct ownership interest in SUPERNAP Thailand.
•Switch signed a license agreement allowing its patented technology and industry leading designs to be used for data centers in the Kingdom of Saudi Arabia.

2021 Guidance
Switch is adjusting its full year 2021 guidance, excluding any potential contributions from the announced agreement to acquire Data Foundry, as follows:
•Revenue in the range of $543 million to $555 million.
•Adjusted EBITDA in the range of $281 million to $290 million.
•Capital expenditures, excluding land purchases, in the range of $330 million to $370 million.

Switch does not provide reconciliations for the non-GAAP financial measures included in the 2021 guidance above because we are unable to provide a meaningful or accurate calculation or estimation of reconciling items. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss), depreciation and amortization expense, impairment charges, gains or losses on retirement of debt, gains or losses on interest rate swaps, and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Switch’s calculation of Adjusted EBITDA.

Upcoming Conferences and Events
Switch management will participate in the following upcoming investor conferences:
•Goldman Sachs 6th Annual Leveraged Finance Conference on May 17, 2021.
•J.P. Morgan Global TMC Conference (Virtual) on May 24, 2021.
•RBC Data Center and Connectivity Conference (Virtual) on May 25, 2021.
•William Blair 41st Annual Growth Stock Conference (Virtual) on June 1, 2021.
•Cowen & Company 49th Annual TMT Conference (Virtual) on June 2, 2021.
•Credit Suisse 23rd Annual Communications Conference (Virtual) on June 14, 2021.

Conference Call Information
Switch will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time on May 10, 2021. Parties in the United States can access the call by dialing 844-808-7137, parties in Canada can access the call by dialing 855-669-9657, and international parties can access the call by dialing 412-317-5287. Request to be joined to the Switch, Inc. earnings call.

The webcast will be accessible on Switch’s investor relations website at investors.switch.com for one year. A telephonic replay of the conference call will be available through Monday, May 17, 2021. To access the replay, parties in the United States should dial 877-344-7529, parties in Canada should dial 855-669-9658, and international parties should dial 412-317-0088. The replay access code is 10154691.

Use of Non-GAAP Financial Measures
To supplement Switch’s condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Switch uses Adjusted EBITDA, Adjusted EBITDA margin, adjusted net income attributable to Switch, Inc., adjusted net income per diluted share, net debt, and net debt to annualized Adjusted EBITDA, which are non-GAAP measures, in this press release. Switch defines Adjusted EBITDA as net income (loss) adjusted for interest expense, interest income, income taxes, depreciation and amortization of property and equipment and for specific and defined supplemental adjustments to exclude (i) non-cash equity-based compensation expense; (ii) equity in net losses of investments; and (iii) certain other items that Switch believes are not indicative of its core operating performance. Switch defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Switch defines adjusted net income attributable to Switch, Inc. as net income (loss) adjusted for gain (loss) on interest rate swaps, net of noncontrolling interest and income taxes calculated using the specific tax treatment applicable to the adjustments. Switch defines net debt as total debt outstanding, including finance lease liabilities, net of cash and cash equivalents. Switch defines net debt to last quarter annualized Adjusted EBITDA as net debt divided by quarterly Adjusted EBITDA multiplied by four. Switch uses net debt and net debt to last quarter annualized Adjusted EBITDA as measures to evaluate its net debt and leverage position. Switch believes that investors also may find such measures to be helpful in assessing its ability to pursue business opportunities and investments.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. In addition, the non-GAAP financial measures exclude certain recurring expenses that have been and will continue to be significant expenses of Switch’s business.

Switch believes these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. For more information on Switch’s non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of Net Income (Loss) to Adjusted EBITDA” and the “Reconciliation of Net Income (Loss) Attributable to Switch, Inc. to Adjusted Net Income Attributable to Switch, Inc.” tables in this press release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements generally relate to future events or Switch’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the company’s expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to Switch’s expectations regarding its future growth outlook; Switch's expectations regarding the transaction to acquire Data Foundry; Switch’s expectations regarding building toward its long-term strategic goals, including to entrench itself as a leading destination for mission critical enterprise colocation and secure hybrid cloud ecosystems, Switch’s anticipated operating results and capital expenditures for the year ending December 31, 2021, Switch’s expectations regarding key transactions and its sales pipeline for the remainder of 2021, expectations regarding future declarations of dividends and cash distributions, and expectations regarding anticipated capital investment in infrastructure across the four Prime campus locations. Switch’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. The risks and uncertainties that could affect Switch’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include, without limitation (i) its ability to successfully implement its business strategies and effectively manage its growth and expansion plans; (ii) its ability to successfully close the transaction to acquire Data Foundry and integrate the Data Foundry operations; (iii) delays or unexpected costs in development and opening of data center facilities; (iv) any slowdown in demand for its existing data center resources; (v) its ability to attract new customers, realize the anticipated benefits of its new contracts and achieve sufficient customer demand to realize future expected returns on its investments; (vi) its ability to effectively compete in the data center market; (vii) its ability to license space in its existing data centers; (viii) the geographic concentration of its data centers in certain markets; (ix) local economic, credit and market conditions that impact its customers in these markets; (x) the impact of delays or disruptions in third-party network connectivity; (xi) developments in the technology and data center industries in general that negatively impact Switch, including development of new technologies, adoption of new industry standards, declines in the technology industry or slowdown in the growth of the Internet; (xii) its ability to adapt to evolving technologies and customer demands in a timely and cost-effective manner; (xiii) its ability to obtain necessary capital to fund our capital requirements and our ability to continue to comply with covenants and terms in its credit instruments; (xiv) fluctuations in interest rates and increased operating costs, including power costs; (xv) significant disruptions, security breaches, including cyber security breaches, or system failures at any of its data center facilities; (xvi) loss of significant customers or key personnel; (xvii) the impact of future changes in legislation and regulations, including changes in real estate and zoning laws, the Americans with Disabilities Act of 1990, environmental and other laws that impact its business and industry, in addition to those under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in Switch’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Switch’s other reports filed with the Securities and Exchange Commission (“SEC”). Switch’s SEC filings are available on the Investors section of Switch’s website at investors.switch.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to Switch as of the date hereof, and Switch disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Switch’s views as of any date subsequent to the date of this press release.

ABOUT Switch
Switch (NYSE: SWCH), is the independent leader in exascale data center ecosystems, edge data center designs, industry-leading telecommunications solutions and next-generation technology innovation. Switch Founder and CEO Rob Roy has developed more than 500 issued and pending patent claims covering data center designs that have manifested into the company’s world-renowned data centers and technology solutions.

We innovate to sustainably progress the digital foundation of the connected world with a focus on enterprise-class and emerging hybrid cloud solutions. The Switch PRIMES, located in Las Vegas and Tahoe Reno, Nevada; Grand Rapids, Michigan; and Atlanta, Georgia are the world’s most powerful exascale data center campus ecosystems with low latency to major U.S. markets. Visit switch.com for more information or follow us on LinkedIn and Twitter.

Investor Contact:
Matthew Heinz, CFA
investorrelations@switch.com
(702) 479-3993

Switch, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)

	March 31,	December 31,
	2021	2020
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$38,882	$90,719
Accounts receivable, net of allowance for credit losses of $712 and $792, respectively	21,134	21,723
Prepaid expenses	8,685	8,171
Other current assets, net of allowance for credit losses of $2 and $0, respectively	2,125	2,235
Total current assets	70,826	122,848
Property and equipment, net	1,801,302	1,737,415
Long-term deposit	2,789	2,626
Deferred income taxes	227,299	203,201
Other assets, net of allowance for credit losses of $91 and $87, respectively	55,429	48,366
TOTAL ASSETS	$2,157,645	$2,114,456

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$22,627	$14,588
Accrued salaries and benefits	7,129	4,884
Accrued interest	1,551	7,132
Accrued expenses and other	10,651	9,686
Accrued construction payables	22,768	27,162
Deferred revenue, current portion	18,401	14,870
Customer deposits	12,804	12,348
Interest rate swap liability, current portion	9,314	9,418
Operating lease liability, current portion	3,867	3,512
Total current liabilities	109,112	103,600
Long-term debt, net	991,608	991,213
Operating lease liability	27,474	25,536
Finance lease liability	57,471	57,516
Deferred revenue	24,803	23,862
Liabilities under tax receivable agreement	311,342	278,865
Other long-term liabilities	17,108	22,897
TOTAL LIABILITIES	1,538,918	1,503,489
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value per share, 10,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.001 par value per share, 750,000 shares authorized, 127,546 and 119,009 shares issued and outstanding, respectively	128	119
Class B common stock, $0.001 par value per share, 300,000 shares authorized, 113,915 and 121,640 shares issued and outstanding, respectively	114	122
Class C common stock, $0.001 par value per share, 75,000 shares authorized, none issued and outstanding	—	—
Additional paid in capital	283,505	266,129
Retained earnings	5,088	9
Accumulated other comprehensive income	18	79
Total Switch, Inc. stockholders’ equity	288,853	266,458
Noncontrolling interest	329,874	344,509
TOTAL STOCKHOLDERS’ EQUITY	618,727	610,967
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,157,645	$2,114,456

Switch, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$130,866	$128,096
Cost of revenue	71,693	67,029
Gross profit	59,173	61,067
Selling, general and administrative expense	34,998	40,116
Income from operations	24,175	20,951
Other income (expense):
Interest expense, including $583 and $409, respectively, in amortization of debt issuance costs and original issue discount	(8,757)	(7,435)
Gain (loss) on interest rate swaps	3,205	(17,555)
Equity in net losses of investments	(220)	—
Gain on sale of equity method investment	5,374	—
Other	3,271	277
Total other income (expense)	2,873	(24,713)
Income (loss) before income taxes	27,048	(3,762)
Income tax (expense) benefit	(2,654)	273
Net income (loss)	24,394	(3,489)
Less: net income (loss) attributable to noncontrolling interest	12,753	(2,273)
Net income (loss) attributable to Switch, Inc.	$11,641	$(1,216)

Net income (loss) per share:
Basic	$0.09	$(0.01)
Diluted	$0.09	$(0.01)

Weighted average shares used in computing net income (loss) per share:
Basic	126,641	94,366
Diluted	129,110	94,366

Other comprehensive income (loss):
Foreign currency translation adjustment, net of reclassification and tax of $0	(474)	—
Comprehensive income (loss)	23,920	(3,489)
Less: comprehensive income (loss) attributable to noncontrolling interest	12,340	(2,273)
Comprehensive income (loss) attributable to Switch, Inc.	$11,580	$(1,216)

Switch, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Net income (loss)	$24,394	$(3,489)
Interest expense	8,757	7,435
Interest income	(39)	(33)
Income tax expense (benefit)	2,654	(273)
Depreciation and amortization of property and equipment	38,791	32,518
(Gain) loss on disposal of property and equipment	(193)	60
Equity-based compensation	7,297	7,524
(Gain) loss on interest rate swaps	(3,205)	17,555
Equity in net losses of investments	220	—
Gain on sale of equity method investment	(5,374)	—
Acquisition-related costs	140	—
Shareholder-related litigation expense	—	192
Adjusted EBITDA	$73,442	$61,489

Switch, Inc.
Reconciliation of Net Income (Loss) Attributable to Switch, Inc. to
Adjusted Net Income Attributable to Switch, Inc.
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Net income (loss) attributable to Switch, Inc.	$11,641	$(1,216)
(Gain) loss on interest rate swaps	(3,205)	17,555
Income tax impact on adjustment(1)	355	(1,459)
Noncontrolling interest impact on adjustment	1,514	(10,608)
Adjusted net income attributable to Switch, Inc.	$10,305	$4,272

Adjusted net income per share—diluted	$0.08	$0.04
Weighted average shares used in computing adjusted net income per share—diluted	129,110	96,460
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(1)The income tax impact is derived by applying the U.S. statutory tax rate to Switch, Inc.’s portion of the adjustment.

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